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                                                                    EXHIBIT 10.4


EBENX, INC./ARBOR ADMINISTRATIVE SERVICES, INC. 2000 EQUITY COMPENSATION PLAN

         eBenX, Inc., a Minnesota corporation (the "Company"), adopts this eBenX, Inc./Arbor Administrative Services, Inc. 2000 Equity Compensation Plan (the "Plan"), effective September 6, 2000, for the benefit of Employees and Directors and in connection with the acquisition of Arbor Administrative Services, Inc., a Delaware corporation ("Arbor"), pursuant to that the Agreement and Plan of Merger, dated as of August 28, 2000 (the "Merger Agreement"), by and among Arbor, the principal stockholder of Arbor, the Company, and Arbor Acquisition Corp., a Minnesota corporation.

         The purposes of this Plan are (a) to recognize and compensate selected individuals who contribute to the development and success of the Employer; (b) to maintain the competitive position of the Employer by attracting and retaining Employees and Directors; and (c) to provide incentive compensation to Employees and Directors based upon the Employer's performance.


                             ARTICLE 1. DEFINITIONS

         1.1. General. Wherever the following initially capitalized terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

                  "Affiliate" shall mean any entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

                  "Award Limit" shall mean five hundred thousand (500,000) shares of Common Stock.

                  "Board" shall mean the Board of Directors of the Company, as comprised from time to time.

         "Change in Control" shall mean the occurrence of the following:

                  (a) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) who did not own shares of the capital stock of the Company on the date of effectiveness of this Plan shall, together with his, her or its "Affiliates" and "Associates" (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), become the "Beneficial Owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent or more of the combined voting power of the Company's then outstanding securities (any such person being hereinafter referred to as an "Acquiring Person"); or

                  (b) There should occur (i) any consolidation or merger involving the Company and the Company shall not be the continuing or surviving corporation or the shares of the Company's capital stock shall be converted into cash, securities or other property; provided, however, that this subclause (i) shall not apply to a merger or consolidation in which (A) the Company is the surviving corporation and (B) the shareholders of the Company immediately prior to the transaction have approximately the same proportionate ownership of the capital stock of the surviving corporation immediately after the transaction; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any liquidation or dissolution of the Company.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Committee" shall mean the Compensation Committee of the Board, appointed as provided in Section 7.1, as comprised from time to time, or such other Committee the Board designates.

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                  "Common Stock" shall mean the common stock of the Company.

                  "Company" shall mean eBenX, Inc., a Minnesota corporation or any business organization which succeeds to its business and elects to continue this Plan.

                  "Director" shall mean a member of the Board with voting rights.

                  "Employee" shall mean any individual who works for the Employer including, without limitation, officers, consultants, advisors, and independent contractors.

                  "Employer" shall mean the Company, any Affiliate, and any Subsidiary.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" of a share of Common Stock, as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, either the (i) closing sale price or (ii) the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation systems, as may be appropriate, or (iii) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

                  "Good Reason" shall mean the Employer's failure to comply with the terms of an Employee's employment agreement including any meaningful change in an Employee's position and duties or reduction in an Employee's base salary, which failure is not cured within thirty
         (30) days of the notice to the Employer. Good Reason shall not include any corporate restructuring that may cause a job title change so long as the substantive nature of an Employee's duties remain substantially the same.

                  "Incentive Stock Option" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

                  "Independent Director" shall mean a member of the Board who would not otherwise be classified as an Employee except for his or her position as a member of the Board.

                  "Non-Qualified Stock Option" shall mean an Option which the Committee does not designate as an Incentive Stock Option.

                  "Option" shall mean a stock option granted under Article 3 of this Plan. An option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors shall be Non-Qualified Stock Options.

                  "Optionee" shall mean an individual granted an Option under this Plan.

                  "Plan" shall mean the eBenX, Inc./Arbor Administrative Services, Inc. 2000 Equity Compensation Plan, as amended from time to time.

                  "QDRO" shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

                  "Restricted Stock" shall mean Common Stock awarded under
         Article 6 of this Plan.

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                  "Rule 16b-3" shall mean that certain Rule 16b-3 under the
         Exchange Act, as such Rule may be amended from time to time.

                  "Section 162(m) Participant" shall mean any Employee designated by the Committee to receive Options whose compensation for the fiscal year in which the Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code, as determined by the Committee in its sole discretion.

                  "Subsidiary" shall mean an entity in an unbroken chain beginning with the Company if each of the entities other than the last entity in the unbroken chain owns 50 percent or more of the total combined voting power of all classes of equity in one of the other entities in such chain.

                  "Termination of Employment" shall mean the time when the employee-employer relationship between an individual receiving a grant of Restricted Stock or an award of Options and the Employer is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement, but excluding (i) terminations where there is a simultaneous reemployment or continuing employment by the Employer, and (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment (subject to the provisions of any agreement between an Employee and the Employer), including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, the application of the provisions of Section 8.7, and all questions of whether particular leaves of absence constitute Terminations of Employment, provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Employer has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.


                        ARTICLE 2. SHARES SUBJECT TO PLAN

         2.1. Shares Subject to Plan.

                  2.1.1 The stock subject to an Option or award of Restricted Stock shall be shares of the Company's authorized but unissued, reacquired, or treasury Common Stock. The aggregate number of such shares which may be issued upon exercise of such Options or rights or upon any such awards shall not exceed 667,944 shares.

                  2.1.2 The maximum number of shares which may be subject to Options or awards of Restricted Stock granted under the Plan to any individual in any fiscal year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit.

         2.2. Add-back of Options. If any Option expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by this Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options which are adjusted pursuant to Section 8.3 and become exercisable with respect to shares of stock of another entity shall be considered canceled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Optionee or withheld by the Company upon the exercise of any Option or other award under this Plan, in payment of the exercise price thereof, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. If any share of Restricted Stock is forfeited by the grantee or repurchased by the Company pursuant to Section 6.6 hereof, such share may again be optioned, granted or awarded hereunder, subject to the limitations of

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Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of
Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

                         ARTICLE 3. GRANTING OF OPTIONS

         3.1. Eligibility. Except as provided in Section 3.2, any Employee or Director selected by the Committee pursuant to Section 3.3.1 shall be eligible to be granted an Option.

         3.2. Qualification for Incentive Stock Options. A person may be granted an Incentive Stock Option under this Plan if such person (i) is an Employee, and
(ii) at the time the Incentive Stock Option is granted, the Employee does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code and 4.2 of this Plan) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

         3.3. Granting of Options.

                  3.3.1. The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

                           3.3.1.1. Determine which Employees and Directors
                  (including Employees and Directors who have previously received Options under this Plan) in its opinion should be granted Options;

                           3.3.1.2. Subject to the Award Limit, determine the
                  number of shares to be subject to such Options granted to the selected Employees and Directors;

                           3.3.1.3. Subject to Section 3.2, determine whether
                  such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

                           3.3.1.4. Determine the terms and conditions of such
                  Options, consistent with this Plan, provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

                  3.3.2. Upon the selection of an individual to be granted an Option, the Committee shall issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option that the individual surrender for cancellation some or all of the unexercised Options or awards of Restricted Stock which have been previously granted to him or her under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

                  3.3.3. Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an "incentive stock option" under Section 422 of the Code.


                           ARTICLE 4. TERMS OF OPTIONS

         4.1. Option Agreement. Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and

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conditions as the Committee shall determine, consistent with this Plan. Stock
Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of
Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

         4.2. Option Price. The price per share of the shares subject to each Option shall be set by the Committee, provided, however, that such price shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law, and (i) in the case of Incentive Stock Options and Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; (ii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted; and (iii) in the case of Non-Qualified Stock Options granted to Independent Directors after the Company is subject to the Exchange Act, such price shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

         4.3. Option Term. The term of an Option shall be set by the Committee in its discretion, provided, however, that, (i) in the case of Non-Qualified Stock Options granted to Independent Directors, the term shall be ten (10) years from the date the Option is granted, without variation or acceleration hereunder, but subject to Section 5.6, and (ii) in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an Employee then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Such Incentive Stock Options shall be subject to Section 5.6. Except as limited by requirements of
Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options and by Section 7.2 hereof, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment of the Optionee, or amend any other term or condition of such Option relating to such a termination.

         4.4. Option Vesting.

                  4.4.1. The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

                  4.4.2. In each Stock Option Agreement, the Committee shall indicate whether the portion of the options, if any, that remain non-vested upon the employee's termination are forfeited. In so specifying, the Committee may differentiate between termination for cause, resignation without Good Reason, and any other termination.

                  4.4.3. To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Employer) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required or permitted by
         Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4.3., the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

                  4.4.4. Any Options which are non-vested upon the occurrence of a Change of Control, shall continue to vest in accordance with the Option's vesting schedule, unless the award agreement indicates otherwise.

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         4.5. Continued Employment. Nothing in this Plan or in any Stock Option
Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Employer, or shall interfere with or restrict any of the rights of the Employer, hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.


                         ARTICLE 5. EXERCISE OF OPTIONS

         5.1. Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise can only be effective with respect to a minimum number of shares.

         5.2. Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the secretary of the Company or his or her office:

                  5.2.1. A written notice stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

                  5.2.2. Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

                  5.2.3. In the event that the Option shall be exercised pursuant to Section 8.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option (such as a copy of the appropriate court order); and

                  5.2.4. Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee may in its discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised, (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration, (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board, (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (iii), (iv), (v) and (vi). In the case of a promissory note, the Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

         5.3. Conditions to Issuance of Stock. The Company shall not be required to issue or deliver any certificate or other indicium evidencing ownership of shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

                  5.3.1. The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

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                  5.3.2. The completion of any registration or other
         qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall in its absolute discretion, deem necessary or advisable;

                  5.3.3. The obtaining of any approval or other clearance from any state or federal governmental agency or transfer agent based on Committee instructions for non-certificated shares which the Committee (or Board, in the case of Options granted to Independent Directors) shall, in its absolute discretion, determine to be necessary or advisable;

                  5.3.4. The lapse of such reasonable period of time following the exercise of the Option as the Committee (or Board, in the case of Options granted to Independent Directors) may establish from time to time for reasons of administrative convenience; and

                  5.3.5. The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

         5.4. Rights as Shareholders. The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates or other indicia representing such shares have been issued by the Company to such holders.

         5.5. Ownership and Transfer Restrictions. The Committee (or Board, in the case of Options granted to Independent Directors), in its absolute discretion, may impose at the time of grant such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates or other indicia evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates or other indicia evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

         5.6. Limitations on Exercise of Options.

                  5.6.1. Incentive Stock Options may not be exercised after their expiration date and Incentive Stock Options may not be exercised by anyone after the first to occur of the following events: (i) the expiration of twelve (12) months from the date of the Optionee's death;
         (ii) the expiration of twelve (12) months from the date of the Optionee's Termination of Employment by reason of his or her permanent and total disability (within the meaning of Section 22(e)(3) of the Code); or (iii) the expiration of three (3) months from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death or his or her permanent and total disability, unless the Optionee dies within said three-month period.

                  5.6.2. Non-Qualified Stock Options may be exercised up until their expiration date.

                      ARTICLE 6. AWARD OF RESTRICTED STOCK

         6.1. Award of Restricted Stock.

                  6.1.1. The Committee may from time to time, in its absolute discretion:

                           6.1.1.1. Select individuals to be awarded Restricted
                  Stock,

                           6.1.1.2. Determine the purchase price, if any, and
                  other terms and conditions applicable to such Restricted Stock, consistent with this Plan, and

                           6.1.1.3. Determine when the restrictions lapse.

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                  6.1.2. The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock, provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law.

                  6.1.3. Upon the selection of an individual to be awarded Restricted Stock, the Committee shall instruct the secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

         6.2. Restricted Stock Agreement. Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the selected Employee or Director and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Nothing in this Plan or in any Restricted Stock Agreement hereunder shall confer on any Restricted Shareholder any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Restricted Shareholder at any time for any reason whatsoever, with or without good cause.

         6.3. Rights as Shareholders. Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 6.7, the Restricted Shareholder shall have, unless otherwise provided by the Committee, all the rights of a shareholder with respect to said shares, subject to the restrictions in his or her Restricted Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares, provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in
Section 6.4.

         6.4. Restriction. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall at the time of grant, in the terms of each individual Restricted Stock Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance, provided, however, that by action taken at the time Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

         6.5. Lapse of Restrictions. The restrictions shall lapse in accordance with the terms the Committee specifies in the Restricted Stock Agreement. In the Restricted Stock Agreement, the Committee may indicate whether a Change in Control or the employee's termination of employment affect the lapsing schedule. In so specifying, the Committee may differentiate between termination for cause, resignation without Good Reason, and any other termination.

         6.6. Repurchase of Restricted Stock. The Committee may provide in the terms of each individual Restricted Stock Agreement that the Company shall have call rights, a right of first offer and/or a right of first refusal regarding Restricted Stock then subject to restrictions.

         6.7. Escrow. The Company may appoint an escrow holder to retain physical custody of each certificate or control of each other indicia representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement with respect to the shares evidenced by such certificate expire or shall have been removed or, with respect to non-certificated shares, until the Committee so instructs the transfer agent to remove any restriction the Committee previously had the transfer agent place on the certificates.

         6.8. Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or restrictions to be placed on certificates or other indicia representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or restrictions shall make appropriate reference to the conditions imposed thereby. With regard to non-certificated shares, the Committee shall instruct the transfer agent as to any such restrictions.

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

         6.9. Provisions Applicable to Section 162(m) Participants.

                  6.9.1. Notwithstanding anything in the Plan to the contrary, the Committee may grant Restricted Stock awards to a Section 162(m) Participant that vest upon the attainment of performance targets for the Company which are related to one or more of the following performance goals: (i) pre-tax income, (ii) operating income, (iii) cash flow, (iv) earnings per share, (v) return on equity, (vi) return on invested capital or assets, and (vii) cost reductions or savings.

                  6.9.2. To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to Restricted Stock which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the performance goal or goals applicable to the fiscal year or other designated fiscal period, (iii) establish the various targets and bonus amounts which may be earned for such fiscal year or other designated fiscal period and (iv) specify the relationship between performance goals and targets and the amounts to be earned by each
         Section 162(m) Participant for such fiscal year or other designated fiscal period. Following the completion of each fiscal year or other designated fiscal period, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period.

                            ARTICLE 7. ADMINISTRATION

         7.1. Compensation Committee. The Compensation Committee shall consist of such individuals as the Board appoints. If no Compensation Committee is appointed, the entire Board shall serve as the Compensation Committee. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. The Board may fill vacancies in the Committee.

         7.2. Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate recipients of Options or awards of Restricted Stock; (ii) determine the type or types of Options or awards of Restricted Stock to be granted to each participant under the Plan; (iii) determine the number of shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Option or award of Restricted Stock; (iv) determine the terms and conditions of any agreement governing an Option or an award of Restricted Stock;
(v) amend the terms and conditions of any agreement governing an Option or an award of Restricted Stock and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock; (vi) determine whether, to what extent and under what circumstances Options may be exercised in cash, shares of Common Stock, other securities, other awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other securities, other awards, other property and other amounts payable with respect to an Option or an award of Restricted Stock under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Option or award of Restricted Stock made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option or award of Restricted Stock shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any participant in the Plan, any holder or beneficiary of any Option or award of Restricted Stock and any employee of the Company or any Affiliate.

         7.3. Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

         7.4. Compensation; Professional Assistance; Good Faith Actions. Unless otherwise determined by the Board, members of the Committee shall receive no compensation for their services. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees or Restricted Shareholders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, Options or awards of Restricted Stock, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.


                       ARTICLE 8. MISCELLANEOUS PROVISIONS

         8.1. Not Transferable. Options or Restricted Stock awards under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Option, Restricted Stock, or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or Restricted Shareholder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

         During the lifetime of the Optionee, only he or she or his or her personal representatives may exercise an Option (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of pursuant to a QDRO. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

         8.2. Amendment, Suspension or Termination of this Plan. Except as otherwise provided in this Section 8.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, no action of the Board or the Committee may be taken that would otherwise require shareholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options or Restricted Stock awards, alter or impair any rights or obligations under any Options or Restricted Stock theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options or Restricted Stock may be granted during any period of suspension or after termination of this Plan. In no event may any Stock Option or Restricted Stock be granted under this Plan after the first to occur of the following events:

                  8.2.1. The expiration of ten (10) years from the initial date the Plan is adopted by the Board; or

                  8.2.2. The expiration of ten (10) years from the date the Plan initially is approved by the Company's shareholders, if at all, under
         Section 8.4.

         8.3. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

                  8.3.1. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), on account of a recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion (or in the case of Options granted to Independent Directors, the Board's sole discretion), affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option or Restricted Stock award, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the following:

                           8.3.1.1. the number and kind of shares of Common
                  Stock with respect to which Options may be granted under the Plan, or which may be granted as Restricted Stock (including, but not limited to, adjustments of the limitations in Section
                  2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

                           8.3.1.2. the number and kind of shares of Common
                  Stock subject to outstanding Options, and in the number and kind of shares of outstanding Restricted Stock, and

                           8.3.1.3. the grant or exercise price with respect to
                  any Option.

                  8.3.2. In the event of any transaction or event described in
         Section 8.3.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option, right or other award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

                           8.3.2.1. In its sole and absolute discretion, and on
                  such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee's request, for the purchase of any such Option or any Restricted Stock for the payment of an amount of cash equal to the amount that could have been attained upon the exercise of such option or realization of the Optionee's rights had such option been currently exercisable or payable or fully vested or the replacement of such option with other rights or property selected by the Committee in its sole discretion;

                           8.3.2.2. In its sole and absolute discretion, the
                  Committee may provide in terms of such Option or Restricted Stock that it cannot be exercised after such event;

                           8.3.2.3. In its sole and absolute discretion, and on
                  such terms and conditions as it deems appropriate, the Committee may provide, by the terms of such Option or Restricted Stock or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such option or award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section 4.4 or
                  (ii) the provisions of such Option or Restricted Stock;

                           8.3.2.4. In its sole and absolute discretion, and on
                  such terms and conditions as it deems appropriate, the Committee may provide, by the terms of such Option or Restricted Stock or by action taken prior to the occurrence of such transaction or event, that upon such event, such option or award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

                           8.3.2.5. In its sole and absolute discretion, and on
                  such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of Common Stock subject to outstanding Options and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future.

                           8.3.2.6. None of the foregoing discretionary actions
                  taken under this Section 8.3 shall be permitted with respect to Options granted to Independent Directors to the extent that such discretion would be inconsistent with the applicable exemptive conditions of Rule 16b-3. In the event of a Change in Control, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in Section 8.3.2 above, each Option granted to an Independent Director shall be exercisable as to all shares covered thereby upon such Change in Control or during the five days immediately preceding the consummation of a transaction or event described in Section 8.3.1 and subject to such consummation, notwithstanding anything to the contrary in Section 4.4 or the vesting schedule of such Options. In the event of such transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in Section 8.3.2 above, no Option granted to an Independent Director may be exercised following such transaction unless such Option is, in connection with such transaction, either assumed by the successor or survivor corporation (or parent or subsidiary thereof) or replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent or subsidiary thereof).

                           8.3.2.7. In its sole and absolute discretion, and on
                  such terms and conditions as it deems appropriate, the Committee may provide either by the terms of a Restricted Stock Award or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under a Restricted Stock Agreement upon some or all shares of Restricted Stock may be terminated, and some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 6.6 or forfeiture under Section 6.5 after such event.

                  8.3.3. Subject to Section 8.3.4 and 8.8, the Committee may, in its discretion, at the time of grant, include such further provisions and limitations in any Option or Restricted Stock agreement or certificate, as it may deem equitable and in the best interests of the Company.

                  8.3.4. With respect to Options which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 8.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such option to fail to so qualify under Section 162(m)(4)(C), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the option or other award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any option or award shall always be rounded to the next whole number.

         8.4. Approval of Plan by Shareholders. Unless this Plan is submitted for the approval of the Company's shareholders within twelve months after the date of the Board's initial adoption of this Plan, all Options granted hereunder shall be Non- Qualified Options.

         8.5. Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee or Restricted Shareholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option or Restricted Stock. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Optionee or Restricted Shareholder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

         8.6. Loans. The Committee may, in its discretion, extend one or more loans to Employees in connection with the exercise or receipt of an Option granted under this Plan, or the issuance of Restricted Stock awarded under this Plan. The terms and conditions of any such loan shall be set by the Committee.

         8.7. Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to awards under the Plan, the Committee shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of Options or Restricted Stock, or to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or resale of any Common Stock underlying such award, must be paid to the Company, and (ii) the award shall terminate and any unexercised portion of such award (whether or not vested) shall be forfeited, if (a) a Termination of Employment occurs prior to a specified date, or within a specified time period following receipt or exercise of the award, (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee (or the Board, as applicable) or (c) the Employer terminates the Employee with or without cause.

         8.8. Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, and any Option and Restricted Stock granted or awarded, to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

         8.9. Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Employer. Nothing in this Plan shall be construed to limit the right of the Employer (i) to establish any other forms of incentives or compensation for Employees, or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business stock or assets of any corporation, partnership, limited liability company, firm or association.

         8.10. Compliance with Laws. This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

         8.11. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

         8.12. Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Minnesota without regard to conflicts of laws thereof.